Exhibit 4

NORTH AMERICAN PALLADIUM LTD.

TO:	TO THE HOLDERS OF 6.15% CONVERTIBLE DEBENTURES DUE SEPTEMBER 30, 2017, 7.5% CONVERTIBLE DEBENTURES DUE APRIL 11, 2019, AND 7.5% CONVERTIBLE DEBENTURES DUE JANUARY 31, 2019 OF NORTH AMERICAN PALLADIUM LTD.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC.

The letter of transmittal attached to this notice is for use by holders (the “NAP Debentureholders”) of (i) 6.15% convertible debentures due September 30, 2017 (the “2012 Debentures”), (ii) 7.5% convertible debentures due January 31, 2019 (the “Series 1 Debentures”) and (iii) 7.5% convertible debentures due April 11, 2019 (the “Series 2 Debentures” and together with the 2012 Debentures and the Series 1 Debentures, the “Debentures”) of North American Palladium Ltd. (“NAP”) that hold Debenture certificates in connection with the proposed arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”) that will be submitted to NAP Debentureholders for approval at the meeting of NAP Debentureholders scheduled to be held on July 30, 2015 (the “Meeting”). The Arrangement is more fully described in the management proxy circular of NAP dated June 30, 2015 (the “Circular”) prepared in connection with the Meeting that accompanies this notice and letter of transmittal. Capitalized terms used herein but not otherwise defined have the meanings set out in the Circular.

If the Arrangement is approved by NAP Debentureholders at the Meeting and the other conditions of closing are satisfied or waived, (i) NAP Debentureholders will receive a cash payment in respect of all accrued and unpaid interest on the Debentures up to (but not including) the Effective Date and (ii) the Debentures shall be, and shall be deemed to be, irrevocably, finally and fully settled and extinguished by the issuance by NAP to the NAP Debentureholders of 1,187,895,774 Common Shares, with each NAP Debentureholder being entitled to receive such NAP Debentureholder’s pro rata share of such Common Shares in full and final settlement of and in exchange for the Debentures.

Pursuant to the Arrangement and immediately subsequent to the steps described above, NAP will also consolidate the issued and outstanding Common Shares on the basis of one (1) New Common Share for every four hundred (400) Common Shares (the “Consolidation”). As a result, NAP Debentureholders will receive New Common Shares on a post-Consolidation basis at the Effective Time.

No fractional shares will be issued in connection with the Arrangement. With respect to fractional shares that would otherwise be issuable to a NAP Debentureholder, the entitlement of such NAP Debentureholder will be reduced to the next lowest whole number of New Common Shares.

Accompanying this notice is a letter of transmittal. In order to receive the New Common Shares to which you are entitled, you should complete and return the letter of transmittal, as soon as possible, together with the debenture certificate or certificates representing your Debentures, in person or by registered mail, to the registrar and transfer agent of NAP, Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1, Attention: Corporate Actions. Please carefully read the explanatory notes attached to the letter of transmittal. NAP Debentureholders whose Debentures are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Debentures. NAP Debentureholders forwarding debenture certificates to COMPUTERSHARE INVESTOR SERVICES INC. by mail are advised, for their own protection, to do so by registered mail.

If the Arrangement is not approved, the existing debenture certificate or certificates and all other ancillary documents will be returned forthwith to the NAP Debentureholder in accordance with the instructions provided in the letter of transmittal or, failing such address being specified, to the NAP Debentureholder at the last address as it appears on the Debenture register maintained by NAP.

/s/ Phil du Toit
Phil du Toit President and Chief Executive Officer North American Palladium Ltd.

PLEASE READ THE ACCOMPANYING MANAGEMENT PROXY CIRCULAR AND THE INSTRUCTIONS ATTACHED HERETO CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THIS IS NOT A FORM OF PROXY FOR THE PURPOSES OF THE MEETING OF HOLDERS OF (i) 6.15% CONVERTIBLE DEBENTURES DUE SEPTEMBER 30, 2017, (ii) 7.5% CONVERTIBLE DEBENTURES DUE APRIL 11, 2019 AND (iii) 7.5% CONVERTIBLE DEBENTURES DUE JANUARY 31, 2019 OF NORTH AMERICAN PALLADIUM LTD. A FORM OF PROXY HAS BEEN DISTRIBUTED BY NORTH AMERICAN PALLADIUM LTD. FOR USE IN CONNECTION WITH SUCH MEETING AND MUST BE COMPLETED FOR THE DEBENTURES REPRESENTED BY THIS LETTER OF TRANSMITTAL TO BE VOTED AT THE MEETING.

NORTH AMERICAN PALLADIUM LTD.

LETTER OF TRANSMITTAL FOR REGISTERED HOLDERS OF DEBENTURES

TO:	COMPUTERSHARE INVESTOR SERVICES INC.

This letter of transmittal is for use by registered holders (the “NAP Debentureholders”) of (i) 6.15% convertible debentures due September 30, 2017 (the “2012 Debentures”), (ii) 7.5% convertible debentures due January 31, 2019 (the “Series 1 Debentures”) and (iii) 7.5% convertible debentures due April 11, 2019 (the “Series 2 Debentures” and together with the 2012 Debentures and the Series 1 Debentures, the “Debentures”) of North American Palladium Ltd. (“NAP”) in connection with the proposed arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”) that will be submitted to NAP Debentureholders for approval at the meeting of NAP Debentureholders to be held on July 30, 2015 (the “Meeting”). The Arrangement is more fully described in the management proxy circular of NAP dated June 30, 2015 (the “Circular”) prepared in connection with the Meeting that accompanies this letter of transmittal. Capitalized terms used herein but not otherwise defined have the meanings set out in the Circular.

In order for this letter of transmittal to be validly completed, the undersigned NAP Debentureholder is required to provide and complete the necessary information in each of the fields indicated below that are applicable to it or to any beneficial NAP Debentureholder on whose behalf the undersigned NAP Debentureholder holds Debentures. Any letter of transmittal, once deposited, will be irrevocable and may not be withdrawn by a NAP Debentureholder. NAP Debentureholders whose Debentures are registered in the name of an intermediary (an “Intermediary”) such as a broker, investment dealer, bank, trust company, should NOT use this letter of transmittal and should contact that Intermediary for instructions and assistance in depositing those Debentures.

The undersigned hereby irrevocably deposits with you the enclosed debenture certificate(s) representing the Debentures, details of which are as follows, for exchange upon the Arrangement becoming effective, as described in the Circular:

Certificate Number	Type of Debenture (2012 Debentures /Series 1 Debentures / Series 2 Debentures)	Principal Amount Represented by Certificate	Name(s) and Address(es) of Registered Holder

No fractional shares will be issued in connection with the Arrangement. With respect to fractional shares that would otherwise be issuable to a NAP Debentureholder, the entitlement of such NAP Debentureholder will be reduced to the next lowest whole number of New Common Shares.

The undersigned hereby acknowledges receipt of the Circular and understands that the deposit of the Debentures is subject to the terms, conditions and limitations set out in the Arrangement. The undersigned covenants, represents and warrants that (i) the undersigned is the owner of the Debentures being deposited, (ii) such Debentures are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims and (iii) the undersigned has full power and authority to execute and deliver this letter of transmittal and all information inserted into this letter of transmittal by the undersigned is complete and accurate.

Please check one of the following boxes:

☐	The undersigned authorizes and directs Computershare Investor Services Inc. to issue a new certificate representing the New Common Shares to which the undersigned is entitled as indicated below and to mail such certificate to the address indicated below or, if no instructions are given, in the name and to the address if any, of the undersigned as it appears on the Debenture register maintained by NAP.

☐	The undersigned authorizes and directs Computershare Investor Services Inc. to hold the New Common Shares to which the undersigned is entitled electronically in book-entry form and authorizes and directs Computershare Investor Services Inc. to issue a Direct Registration System (DRS) Advice/Statement in the name set out below representing the New Common Shares, and to mail such statement to the address indicated below or, if no instructions are given, in the name and to the address if any, of the undersigned as it appears on the Debenture register maintained by NAP.

REGISTRATION AND MAILING INSTRUCTIONS

Name (please print)

Address

City	Province	Postal Code

Telephone (Office) ( )	(Home) ( )	Social Insurance Number	Tax Identification Number

Date:
Signature of NAP Debentureholder

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	Each NAP Debentureholder holding debenture certificate(s) of North American Palladium Ltd. must send or deliver this Letter of Transmittal duly completed and signed together with the debenture certificate(s) described herein to Computershare Investor Services Inc. (“Computershare”) at the office listed below. The method of delivery to Computershare is at the option and risk of the NAP Debentureholder, but if mail is used, registered mail is recommended.

(b)	Debenture certificate(s) registered in the name of the person by whom (or on whose behalf) the Letter of Transmittal is signed need not be endorsed or accompanied by any transfer power of attorney.

(c)	Debenture certificate(s) not registered in the name of the person by whom (or on whose behalf) the Letter of Transmittal is signed must be endorsed by the registered holder thereof or deposited together with transfer power of attorney properly completed by the registered holder of such Debentures. Such signature must be guaranteed by an “Eligible Institution”, or in some other manner satisfactory to Computershare.

An “Eligible Institution” means a Canadian schedule 1 chartered bank, or a member of the acceptable Medallion Signature Guarantee Program (including a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP)). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

(d)	A NAP Debentureholder that surrenders his, her or its old debenture certificate(s) but does not elect to receive a new share certificate in this Letter of Transmittal will be deemed to have requested to hold such New Common Shares electronically in book-entry form with Computershare, and will receive a DRS Advice/Statement representing the New Common Shares held by such NAP Debentureholder at the address indicated or, failing such address being specified, at the last address of such NAP Debentureholder as it appears on the Debenture register maintained by North American Palladium Ltd.

(e)	Where the Letter of Transmittal is executed on behalf of a corporation, partnership or association, or by an agent, executor, administrator, trustee, guardian or any person acting in a representative capacity, the Letter of Transmittal must be accompanied by satisfactory evidence of the representative’s authority to act.

(f)	North American Palladium Ltd. reserves the right if it so elects in its absolute discretion to instruct Computershare to waive any defect or irregularity contained in any Letter of Transmittal received by it.

2.	Lost Debenture Certificates

If a debenture certificate has been lost or destroyed, the Letter of Transmittal must be completed as fully as possible and forwarded to Computershare together with a letter stating the loss. Computershare will respond with the replacement requirements, which must be properly completed and returned prior to effecting the exchange.

3.	Privacy Notice:

Computershare is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you - from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. We have prepared a Privacy Code to tell you more about our information practices, how your privacy is protected and how to contact our Chief Privacy Officer. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

4.	Miscellaneous

Additional copies of the Letter of Transmittal may be obtained from Computershare at the office listed below. Any questions should be directed to Computershare Investor Services Inc. at 1-800-564-6253 or by e-mail to corporateactions@computershare.com.

By Mail:	P.O. Box 7021 31 Adelaide St E Toronto, ON M5C 3H2 Attn: Corporate Actions	By Registered Mail, Hand or Courier	100 University Avenue 8th Floor Toronto, ON M5J 2Y1 Attn: Corporate Actions